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                                                                    Exhibit 10.1

                            Indemnification Agreement

     This indemnification agreement (the "Agreement") is made as of the ____day of ________, ____, by and between West Marine, Inc., a Delaware corporation (the "Company), with an address at 500 Westridge Drive, Watsonville, California 95076, and ________________________________(the "Indemnitee"), with an address at _____________________

                              W I T N E S S E T H:

     WHEREAS, the Company and Indemnitee recognize the continued difficulty in obtaining liability insurance for the Company's directors, officers, employees, agents and fiduciaries, that there can be no assurance that directors' and officers' liability insurance will continue to be available to the Company and Indemnitee, and that it is possible that the cost of such insurance, if obtainable, may not be acceptable to the Company; and

     WHEREAS, the Company and the Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting officers, directors, employees, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited; and

     WHEREAS, Indemnitee does not regard the current protection available as adequate under the present circumstances, and the Indemnitee and other directors, officers, employees, agents and fiduciaries of the Company may not be willing to serve, or continue to serve, the Company or any of its subsidiaries as an officer, director, employee, agent or fiduciary without assurances that adequate liability insurance, indemnification or a combination thereof is, and will continue to be, provided; and

     WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and, in part, in order to induce Indemnitee to serve or to continue to serve the Company or any of its subsidiaries, the Company has agreed to provide for the indemnification and advancing of expenses to Indemnitee to the maximum extent permitted by law; and

     WHEREAS, as a result of the provision of such benefits, Indemnitee has agreed to serve or to continue to serve as an officer, director, employee or agent of the Company or any of its subsidiaries, and the Company desires that Indemnitee shall be indemnified by the Company as set forth herein.

     NOW, THEREFORE, in consideration of the promises, conditions, representations and warranties set forth herein, the Company and Indemnitee hereby agree as follows:

     1. Definitions/Construction of Phrases. The following terms, as used herein, shall have the following respective meanings:

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          (a) "Company" shall include, in addition to the above named or any resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

          (b) "Covered Amount" means Losses and Expenses which, in type or amount, are not insured under any directors' and officers' liability insurance maintained by the Company from time to time.

          (c) "Covered Act" means any past, present or future breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted by Indemnitee or any of the foregoing alleged by any claimant or any claim against Indemnitee by reason of Indemnitee at any time being a director, officer employee, agent or fiduciary of the Company or any of its subsidiaries or a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise at the request of the Company, or if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other, by reason of (or arising in part out of) any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company an a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity, provided that a Covered Act shall specifically exclude any Excluded Claim.

          (d) "Determination" means a determination, based on the facts known at the time, made by:
               (i)  An award of a neutral arbitrator selected by the parties; or
               (ii) A final adjudication by a court of competent jurisdiction.

          (e) "Determined" shall have a correlative meaning.

          (f) "Excluded Claim" means any payment for Losses or Expenses in connection with any claim: Based upon or attributable to Indemnitee gaining in fact any personal profit or advantage to which Indemnitee is not entitled; or

               (i) For an accounting of profits in fact made from the purchase or sale by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and its amendments or

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                    similar provisions of any federal, state or local statutory law; or
               (ii) Resulting from Indemnitee's knowingly fraudulent,
                    deliberately dishonest or willful misconduct unless Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company as determined by (A) a majority vote of the directors of the Company who are not parties to such action, suit or proceeding for which indemnification is sought, even though less than a quorum, or (B) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (C) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (D) by a vote of the holders of a majority of the Company's common stock, excluding the shares held by Indemnitee; or
               (iii) The payment of which by the Company under this Agreement is not permitted by applicable law; or
               (iv) Initiated or brought voluntarily by Indemnitee and not by way of defense, except (A) in specific cases if the Board of Directors has approved the initiation or bringing of such claim, or (B) as otherwise required under Section 145 of the Delaware General Corporation Law, regardless of whether Indemnitee ultimately is determined to be entitled to indemnification, advance Expense payment or insurance recovery, as the case may be; or
               (v) In which any Expenses incurred by the Indemnitee with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company's Certificate of Incorporation or Bylaws now or hereafter in effect relating to claims for Covered Acts, if a court of competent jurisdiction makes a Determination that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or
               (vi) Which are not within the Covered Amount, i.e., which are insured in type and amount under any directors' and officers' liability insurance maintained by the Company from time to time.

          (g) "Expenses" mean any and all expenses, including attorneys' fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry, judicial or administrative proceedings (including an action by or in the right of the Company), whether civil or criminal, or appeals and costs of attachment or similar bonds or investigation of a claim or claims made or threatened against Indemnitee for any Covered Act, and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses.

          (h) "Loss" means any amount which Indemnitee is legally obligated to pay as a result of a claim or claims made against him for Covered Acts including, without limitation, damages, judgments, fines penalties and amounts paid in settlement (if such settlement is approved in

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advance by the Company, which approval shall not be unreasonably withheld) of a
Covered Act.

     2. Indemnification.
          (a) The Company shall indemnify, defend Indemnitee and hold Indemnitee harmless to the fullest extent permitted by law from the Covered Amount of any and all Losses and Expenses, subject, in each case, to the further provisions of this Agreement. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change.

          (b) The Company agrees that if there is a change in control of the Company (other than a change in control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such change in control) then with respect to all matters thereafter arising concerning the rights of Indemnitee to payments of Losses and/or Expenses under this Agreement or any other agreement or under the Company's Certificate of Incorporation or Bylaws as now or hereafter in effect, independent legal counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of the independent legal counsel referred to above and to fully indemnify such counsel against any and all expenses (including reasonable attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

          (c) Notwithstanding any other provision of this Agreement other than Paragraph 10 hereof, to the extent that Indemnitee has been successful on the merits or otherwise including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit, proceeding, inquiry or investigation referred to in Paragraph (2) (a) hereof or in the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

          (d) If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of a Loss or Expense incurred in connection with any claim, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Loss or Expense to which Indemnitee is entitled.

     3. Excluded Coverage. The Company shall have no obligation to indemnify Indemnitee for and defend and hold Indemnitee harmless from any Loss or Expense which has been Determined to constitute an Excluded Claim.

     4. Indemnification Procedures.
          (a) Promptly after receipt by Indemnitee of notice of the commencement of or the threat of commencement of any action, suit or proceeding, Indemnitee shall, if indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement thereof. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address set forth in this Agreement (or such other address as the Company shall designate in writing to, Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be

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within Indemnitee's power.

          (b) If, at the time of the receipt of such notice, the Company has directors' and officers' liability insurance in effect, the Company shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the respective policies in favor of Indemnitee. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all Losses and Expenses payable as a result of such action, suit or proceeding in accordance with the terms of such policies.

          (c) To the extent the Company does not, at the time of the commencement of or the threat of commencement of such action, suit or proceeding, have applicable directors' and officers' liability insurance, or if a Determination is made that any Expenses arising out of such action, suit or proceeding will not be payable under the directors' and officers' liability insurance then in effect, the Company shall be obligated to pay the Expenses of any such action, suit or proceeding in advance of the final disposition thereof; and the Company, if appropriate, shall be entitled to assume the defense of such action, suit or proceeding with counsel reasonably satisfactory to Indemnitee, upon the delivery to Indemnitee of written notice of its election to so do. After delivery of such notice, the Company will not be liable to Indemnitee under this Agreement for any legal or other Expenses subsequently incurred by Indemnitee in connection with such defense other than reasonable Expenses of investigation, provided that Indemnitee shall have the right to employ its counsel in any such action, suit or proceeding, but the fees and expenses of such counsel incurred after delivery of notice from the Company of its assumption of such defense shall be at Indemnitee's expense, provided further that if (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded, based upon a written opinion of independent legal counsel, that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, (iii) the Company shall not, in fact, have employed counsel to assume the defense of such action, or (iv) Indemnitee necessarily had to consult with counsel or counsel had to act on Indemnitee's behalf prior to the time that Company-retained outside counsel was able to act, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company will not be entitled to assume the defense of any such action, suit or proceedings as to which Indemnitee shall have made the conclusion described in
(ii) above.

          (d) All payments on account of the Company's indemnification obligations under this Agreement shall be made within thirty (30) days of Indemnitee's written request therefore, unless a Determination is made that the claims giving rise to Indemnitee's request are Excluded Claims or otherwise not payable under this Agreement, provided that, all payments on account of the Company's obligations to pay Expenses under Paragraph 4(c) of this Agreement prior to the final disposition of an action, suit or proceeding shall be made as soon as practicable but in no event later than five (5) days after Indemnitee's written request therefor and such obligation shall not be subject to any such Determination but shall be subject to Paragraph 4(e) of this Agreement.

          (e) Indemnitee agrees that Indemnitee will reimburse the Company for all Losses and Expenses paid by the Company in connection with any action, suit or proceeding against Indemnitee in the event and only to the extent that a Determination shall have been made by a court in a final adjudication or by final and binding arbitration from which there is no further right of appeal that the Indemnitee is not entitled to be indemnified by the Company for such

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Expenses because the claim is an Excluded Claim or because Indemnitee is otherwise not entitled to payment under this Agreement pursuant to the Company's Bylaws or otherwise, including applicable provisions of the Delaware General Corporation Law. Indemnitee's obligation to reimburse the Company for any Losses or Expenses shall be unsecured and no interest shall be charged thereon.

          (f) For purposes of this Agreement, the termination of any claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

     5. Settlement. The Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action, suit or proceeding effected without the Company's prior written consent. The Company shall not settle any claim in any manner which would impose any obligation on Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee shall unreasonably withhold or delay their consent to any proposed settlement.

     6. Rights Not Exclusive. The rights provided hereunder shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under the Company's Certificate of Incorporation, its Bylaws, any other agreement, any vote of stockholders or disinterested directors, the Delaware General Corporation Law or otherwise, both as to action in Indemnitee's official capacity and as to action in any other capacity by holding such office, and shall continue after the Indemnitee ceases to serve the Company as an officer, director, employee or agent.

     7. Enforcement.
          (a) In any action for indemnification, the burden of proving that indemnification is not required under this Agreement shall be on the Company.

          (b) In the event that any action is instituted by Indemnitee under this Agreement, or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all Expenses, including all court and arbitrator's costs and expenses and reasonable counsel fees, incurred by Indemnitee with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of such Expenses, unless the court or an arbitrator Determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous.

          (c) Indemnitee may elect to submit any action under this Agreement to final and binding arbitration. Any reference to arbitration herein shall include the rights of the parties to move to vacate or confirm an arbitrator's award under California law.

     8. Mutual Acknowledgement. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the

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Company's right under public policy to indemnify Indemnitee.

     9. Liability Insurance. To the extent that the Company maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if Indemnitee is a director; or of the Company's officers, if Indemnitee is not a director of the Company but is an officer; or of the Company's key employees, agents or fiduciaries, if Indemnitee is not an officer or director but is a key employee, agent or fiduciary.

     10. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee's estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

     11. Severability. In the event that any provision of this Agreement is determined by a court to require the Company to do or to fail to do any act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of 1aw, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms.

     12. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

     13. Continuation of Indemnification. All agreements and obligations of the Company contained herein shall continue during the period that Indemnitee is an officer, director, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible Loss or Expense by reason of the fact that Indemnitee was an officer, director, employee or agent of the Company or serving in any other capacity referred to above.

     14. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents and take all actions reasonably requested by the Company to implement such right of subrogation.

     15. Successor and Assigns. This Agreement shall be (i) binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law), and (ii) shall be binding on and inure to the benefit of the heirs, personal representatives and estate of Indemnitee. In the event that the Company or any of its assets are sold or in the event that Company is merged with any other entity, the Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to

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Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary (as applicable) of the Company or of any other enterprise at the Company's request.

     16. Amendment. No amendment, modification termination or cancellation of this Agreement shall be effective unless made in writing signed by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

     18. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and signed for by the party addressed, on the date of such delivery, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the opening Paragraph of this Agreement, or as subsequently modified by written notice.

     19. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supercedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

     20. No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries.

     21. Authorization and Approval. The Company confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it under this Agreement to induce Indemnitee to become and continue as a director, officer, employee or agent of the Company, and acknowledges that Indemnitee is relying upon the full enforcement and binding nature of this Agreement in accepting and continuing in such capacity. The Company represents and warrants to Indemnitee that all requisite corporate action has or will be taken promptly to authorize and approve this Agreement.

     IN WITNESS WHEREOF, the Company and Indemnitee have executed this Agreement as of the day and year first above written.

WEST MARINE, INC.
                                                     INDEMNITEE


--------------------------
By:                                                  --------------------------
Its:                                                 Print Name:

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